SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     February 6, 1997




                       RESORT INCOME INVESTORS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




     Delaware                    1-10084                 36-3593298
------------------            -----------             ----------------
(State of or other            (Commission             (IRS Employer
jurisdiction of               File Number)             Identification
incorporation)                                         Number)



150 South Wacker Drive, Suite 2900, Chicago, Illinois          60606
-----------------------------------------------------       ----------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code       (312) 683-3323
                                                         --------------




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(Former name or former address, if changed since last report)





ITEM 5.     OTHER EVENTS.

      Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

      On February 6, 1997, the Company received approximately $1,784,000 of the proceeds from the sale by public auction of an approximately 28-acre site on the island of Sint Maarten in the Netherlands, Antilles (the "Sint Maarten Property") which was owned by RCH Investments, L.L.C. (the "Sint Maarten Borrower"), a Delaware limited liability company affiliated with Christopher B. Hemmeter, the Company's former Chairman of the Board and President. The Sint Maarten Property was the collateral for the Company's loan to the Sint Maarten Borrower in the original principal amount of $12,900,000 (the "Sint Maarten Loan"). These proceeds will be used as a first priority by the Company for its ongoing working capital needs. The Company took an additional reserve for the Sint Maarten Loan, as of December 31, 1996, for $616,000 resulting in a current carrying value as of such date for the Sint Maarten Loan of $1,784,000, the amount of the proceeds received by the Company. As a condition to this sale, the Company released its liens against the Sint Maarten Property. Thus, the Company no longer maintains any interest in the Sint Maarten Property. However, the personal guaranty of Mr. Hemmeter remains in place, although the Company attributes no value to this guaranty.

      Management of the Company is continuing with its negotiations with its Affiliated Borrowers and is monitoring the activities of such entities with a view towards maximizing the recovery on each of its remaining loans, and in an effort to enhance stockholder value. Management of the Company currently believes that negotiations with the Company's remaining Affiliated Borrowers should be completed before the end of the first quarter of this year. As a result of the uncertainty caused by the class action and derivative lawsuits filed against the Company, certain of its current and former officers and directors and its former auditors, Deloitte & Touche L.L.P., as well as the formal inquiry of the Securities and Exchange Commission (the "SEC Inquiry"), management of the Company is continuing in its decision that no periodic liquidating distributions will be made to the stockholders of the Company at this time. Management of the Company continues to re-evaluate this position on an ongoing basis.
Through December 31, 1996, the Company has incurred approximately $1,340,000 of legal fees and related expenses in connection with the loan workouts, the defense of the lawsuits and the SEC Inquiry.





                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           RESORT INCOME INVESTORS, INC.
                           (Registrant)



DATE:  February 10, 1997   By:     /S/ JOHN R. YOUNG
                                   --------------------
                           Name:   John R. Young
                           Title:  Chairman of the Board of Directors,
                                   Chief Executive Officer, President and
                                   Chief Financial Officer